EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
May 27, 2026

MERGER BETWEEN RICHMOND MUTUAL BANCORPORATION, INC. AND
THE FARMERS BANCORP, FRANKFORT, INDIANA RECEIVES SHAREHOLDER APPROVAL

RICHMOND, IN – May 27, 2026 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) (“Richmond Mutual”) and The Farmers Bancorp, Frankfort, Indiana (OTCPK: FABP) (“Farmers Bancorp”) today jointly announced that they each received the necessary shareholder approval for the consummation of their planned merger. Farmers Bancorp’s shareholders approved the merger agreement and related transactions at its special meeting of shareholders held on May 26, 2026. Richmond Mutual’s shareholders approved the merger agreement and the issuance of its shares in the transaction at its annual meeting of shareholders held on May 27, 2026. Richmond Mutual previously announced the receipt of all required bank regulatory approvals for the merger of Richmond Mutual and Farmers Bancorp, as well as the merger of Farmers Bancorp’s bank subsidiary, The Farmers Bank, into Richmond Mutual’s bank subsidiary, First Bank Richmond. The transaction is expected to be completed on or around the end of the second quarter of 2026, subject to satisfaction of customary closing conditions.

Upon completion of the merger, Farmers Bancorp shareholders will be entitled to receive 3.40 shares of Richmond Mutual common stock for each share of Farmers Bancorp common stock they own. The exchange ratio is fixed, and the transaction is expected to qualify as a tax-free exchange for Farmers Bancorp’s shareholders.

The combined company will continue to trade on the Nasdaq Capital Market under the ticker symbol "RMBI." The holding company will operate under the name "Richmond Mutual Bancorporation, Inc.," and the combined bank will operate under the new name “First Bank Midwest.” The administrative headquarters of the combined company will be located in Richmond, Indiana, and the administrative headquarters of the combined bank will be located in Frankfort, Indiana.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its six locations in Columbus, Sidney, Piqua and Troy, Ohio.

About The Farmers Bancorp, Frankfort, Indiana

The Farmers Bancorp, Frankfort, Indiana operates as the financial holding company for The Farmers Bank. Founded in 1876, The Farmers Bank is a full-service financial institution based in Clinton County, Indiana. In addition to its main office at 9 East Clinton Street, Frankfort, Indiana, the Bank operates a loan production office in Carmel and branches in Fishers, Frankfort, Kirklin, Lebanon, Michigantown, Mulberry, Noblesville, Rossville, Sheridan, Tipton and Westfield.

Cautionary Statement Regarding Forward-Looking Information

This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements about the expected timing, completion, and effects of the proposed merger, as well as all other statements in this communication other than historical facts, constitute forward-looking statements. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, words or phrases such as "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," "expect," "intend," "forecast," "outlook," or similar expressions are intended to identify forward-looking statements.

Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans and objectives, revenue or earnings projections, or other financial matters. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. For a discussion of factors that could cause actual results to differ materially, please refer to the joint proxy statement/prospectus filed by Richmond Mutual with the Securities and Exchange Commission in connection with the proposed merger. Additional factors can be found in Richmond Mutual's Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents Richmond Mutual files with the SEC, all of which are available on the SEC's website at www.sec.gov.

Neither Richmond Mutual nor Farmers Bancorp undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
For further information:

Contacts

Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President and Chief Executive Officer
Bradley M. Glover, SVP/Chief Financial Officer
(765) 962-2581

The Farmers Bancorp, Frankfort, Indiana
Christopher D. Cook, President and Chief Executive Officer
Chad Kozuch, EVP/Chief Financial Officer
(765) 654-8731